UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of Farming Agreement

On March 11, 2016, Notis Global, Inc. (the “Company”) and its subsidiary EWSD I, LLC (“EWSD”), entered into a First Amended and Restated Farming Agreement (the “Restated Farming Agreement”) with Whole Hemp Company (“Whole Hemp”), amending and restating in certain respects that certain Farming Agreement, dated December 18, 2015, by and between the same parties. The Restated Farming Agreement clarifies that EWSD, rather than the Company, will be responsible for the building of greenhouses to be utilized by Whole Hemp for growing hemp and cannabis crops pursuant to the agreement, and that EWSD will be the recipient of all payments by Whole Hemp (including all revenue sharing arrangements) under the agreement.

Additionally, the Restated Farming Agreement calls for EWSD to dedicate a portion of any equity financings to mutually agreed capital expenditures with respect to the greenhouses. If such capital expenditures are deployed, Whole Hemp will pay EWSD a percentage of gross sales of all Whole Hemp products during the period from March 15, 2016 until September 30, 2016 or, if greater, a fixed minimum amount. The Company’s revenue share and corresponding minimum payment during this period will increase incrementally based on the extent of such capital expenditures. As before, the Company will continue to share in the gross sales of all Whole Hemp products during each subsequent growing season.

Amendment and Restatement of Growers’ Distributor Agreement

On March 11, 2016, EWSD entered into a First Amended and Restated Grower’s Distributor Agreement (the “Restated Grower’s Distributor Agreement”) with Whole Hemp, amending and restating in certain respects that certain Grower’s Agent Agreement, dated December 18, 2015, by and between the Company and Whole Hemp, including by substituting EWSD as a party in place of the Company.

The Restated Grower’s Distributor Agreement newly grants Whole Hemp a right of first refusal in the event the Company or any subsidiary proposes to use its farming facilities to grow crops for the production and/or sale of Cannabidiol oil product, and with respect to any opportunity the Company or any subsidiary finds to sell such product on behalf of a third party. The agreement also provides that the compensation payable to EWSD now includes a percentage of gross sales of the previously excluded product generated from 40 acres of Whole Hemp farmland (the “Whole Hemp Farmland”) and 10 acres of EWSD farmland. In addition, the Restated Grower’s Distributor Agreement allows the parties to renew its initial 10-year term for two successive 5-year terms.

Administrative Services Agreement

On March 14, 2016, the Company and EWSD entered into an Administrative Services Agreement (the “Services Agreement”), pursuant to which the Company will serve as the exclusive administrative agent of EWSD for purposes of (i) performing EWSD’s obligations under the Restated Grower’s Distribution Agreement, (ii) performing EWSD’s obligations under the Restated Farming Agreement and (iii) providing various other administrative services. EWSD will pay the Company 10% of its gross revenues from (i) the Restated Grower’s Distributor Agreement, and (ii) its share of the profits from Whole Hemp Farmland products sold pursuant to the Restated Farming Agreement. The Services Agreement is effective until March 13, 2026 or, if later, the expiration or termination of the Restated Grower’s Distribution Agreement or the Restated Farming Agreement.

The foregoing descriptions of the Restated Farming Agreement, the Restated Grower’s Distributor Agreement and the Services Agreement are not complete and are qualified in their entirety by reference to the full text of the documents, which the Company intends to file as Exhibits to the Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: March 17, 2016	By:	/s/ C. Douglas Mitchell
Name: C. Douglas Mitchell
Title: Chief Financial Officer